                                                                  Exhibit (9)(k)

                 ADDENDUM NO. 4 TO TRANSFER AGENCY AGREEMENT
                 -------------------------------------------

                 This Addendum, dated as of September 29, 1995, is entered into between THE ARCH FUND, INC. (the "Fund"), a Maryland corporation, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation formerly known as The Winsbury Service Corporation.

                 WHEREAS, the Fund and BISYS have entered into a Transfer Agency Agreement dated as of October 1, 1993 as amended March 15, 1994, March 1, 1995 and July 10, 1995 (the "Transfer Agency Agreement"), pursuant to which the Fund appointed BISYS to act as Transfer Agent for the Fund's ARCH Money Market, Treasury Money Market, Growth & Income Equity, Emerging Growth, Government & Corporate Bond, U.S. Government Securities, Balanced, International Equity and Short-Intermediate Municipal Portfolios;

                 WHEREAS, Section 20 of the Transfer Agency Agreement provides that no provision of the Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought; and

                 WHEREAS, the Fund has notified BISYS that it has established three new portfolios, namely, the ARCH Tax-Exempt Money Market, Missouri Tax-Exempt Bond and Kansas Tax-Exempt Bond Portfolios (collectively, the "New Portfolios"), and that it desires to retain BISYS to act as the Transfer Agent therefor, and BISYS has notified the Fund that it is willing to serve as Transfer Agent for the New Portfolios.

                 NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                 1. APPOINTMENT. The Fund hereby appoints BISYS to act as Transfer Agent to the Fund for the New Portfolios for the period and on the terms set forth in the Transfer Agency Agreement. BISYS hereby accepts such appointment and agrees to render the services set forth in the Transfer Agency Agreement, for the compensation herein provided.

                 2. FEES. For the services provided and expenses assumed pursuant to the Transfer Agency Agreement with respect to the New Portfolios, the Fund will pay BISYS in accordance with, and in the manner set forth in, Appendix C hereto. Fees for any additional services to be provided by the Transfer Agent pursuant to an amendment to Appendix B hereto shall be subject to mutual agreement at the time such amendment to Appendix B is proposed.





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         3.  TERMS.  From and after the date hereof, the term "Portfolios" as used in the Transfer Agency Agreement shall be deemed to include the New Portfolios. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement.

         4. APPENDIX A. Appendix A to the Administration Agreement is hereby supplemented to read as set forth in Appendix A attached hereto.

         5. MISCELLANEOUS. Except to the extent supplemented hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

                 IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                         THE ARCH FUND, INC.



                                         By: /s/ Jerry V. Woodham
                                            ---------------------
                                              Jerry V. Woodham
                                              President



                                         BISYS FUND SERVICES OHIO, INC.



                                         By: /s/ Stephen G. Mintos
                                            -----------------------
                                              Stephen G. Mintos
                                              Executive Vice President





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                                   APPENDIX A
                                   TO THE
                          TRANSFER AGENCY AGREEMENT

                                   BETWEEN

                             THE ARCH FUND, INC.

                                      AND

                   BISYS FUND SERVICES OHIO, INC.(FORMERLY
                 KNOWN AS THE WINSBURY SERVICE CORPORATION)


Money Market Portfolio (Trust shares, Investor A shares, Investor B shares and Institutional shares)

Treasury Money Market Portfolio (Trust shares, Investor A shares and Institutional shares)

Growth & Income Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Emerging Growth Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Government & Corporate Bond Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

U.S. Government Securities Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Balanced Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

International Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Short-Intermediate Municipal Portfolio (Trust Shares and Investor A shares)

Tax-Exempt Money Market Portfolio (Trust shares and Investor A shares)

Missouri Tax-Exempt Bond Portfolio (Trust shares, Investor A shares and Investor B shares)

Kansas Tax-Exempt Bond Portfolio (Trust shares, Investor A shares and Investor B shares)

                                 APPENDIX B
                                 ----------
                        TO THE TRANSFER AGENCY AGREEMENT
                                    BETWEEN
          THE ARCH FUND, INC. AND THE WINSBURY SERVICE CORPORATION
          --------------------------------------------------------

                          TRANSFER AGENCY SERVICES
                          ------------------------
1.       SHAREHOLDER TRANSACTIONS
         ------------------------

         a.      Process shareholder purchase and redemption orders.

         b. Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

         c. Issue confirmations in compliance with Rule 10 under the Securities Exchange Act of 1934, as amended, and in accordance with Section 8-408 of the Maryland Commercial Law Article, as amended.

         d.      Issue periodic statements for shareholders.

         e.      Process transfers and exchanges.

         f. Process dividend payments, including the purchase of new shares through dividend reinvestment.

2.       SHAREHOLDER INFORMATION SERVICES
         --------------------------------

         a. Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

         b. Produce detailed history of transactions through duplicate or special order statements upon request.

         c. Provide mailing labels for distribution of financial reports, prospectuses, proxy statements, or marketing material to current shareholders.

3.       COMPLIANCE REPORTING
         --------------------

         a. Provide reports to the Securities and Exchange Commission, the National Association of Securities Dealers and the States in which the Fund is registered.

         b. Prepare and distribute appropriate Internal Revenue Service forms for corresponding Portfolio and shareholder income and capital gains.





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     c.      Issue tax withholding reports to the Internal Revenue Service.

4.       DEALER/LOAD PROCESSING
         ----------------------

         a. Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

         b. Account for separation of shareholder investments from transaction sale charges for purchases of Portfolio shares.

         c. Calculate fees due under 12b-1 plans for distribution and marketing expenses.

         d. Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Portfolio.

5.       SHAREHOLDER ACCOUNT MAINTENANCE
         -------------------------------

         a. Maintain all shareholder records for each account in the Company.

         b. Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

         c.      Record shareholder account information changes.

         d.      Maintain account documentation files for each shareholder.

         e. Provide sub-accounting services for a record holder upon request of such record holder.





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                                   APPENDIX C
                                   -----------

                        TO THE TRANSFER AGENCY AGREEMENT
                                   BETWEEN
         THE ARCH FUND, INC. AND THE WINSBURY SERVICE CORPORATION
         --------------------------------------------------------

                                  FEE SCHEDULE
                                  ------------

A.       ANNUAL BASE FEE
         ---------------

         1. Each Portfolio with daily dividends shall pay an Annual Base Fee of $15 per shareholder, and each Portfolio without daily dividends shall pay an Annual Base Fee of $12 per shareholder, subject to minimum fees in paragraph A.2.

         2.      The Annual Base Fee shall not be less than:

                 $6,000 for a Portfolio with less than 100 shareholders; $12,000 for a Portfolio with 100 or more shareholders but less than 500 shareholders; and
                 $24,000 for a Portfolio with 500 or more shareholders.

B.       ANNUAL ADDITIONAL FEES.  These fees are in addition to the
         ----------------------
         Annual Base Fees.

         1. Each class in a Portfolio subject to a sales load shall pay an Annual Additional Fee of $1 per shareholder in such class, but not less than $500 per year.

         2. Each class in a Portfolio subject to a 12b-1 Plan shall pay an Annual Additional Fee of $1 per shareholder in such class, but not less than $500 per year.

         3. Each class in a Portfolio with checkwriting shall pay an Annual Additional Fee of $1 per shareholder in such class (including shareholders who do not utilize this service), but not less than $500 per year.

         4. Each class in a Portfolio with ACH in connection with the Automatic Investment Plan and Automatic Withdrawal Plan or other file transfer system shall pay an Annual Additional Fee of $1 per shareholder in such class (including shareholders who do not utilize this service), but not less than $1,000.

         5. Each Portfolio that utilizes Fund/SERV (a central clearing house for settlement of purchases and redemptions of shares) shall pay an annual Additional Fee of $1,000.





                                      C-1

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         6.      Each Portfolio that has share certificates outstanding shall pay an annual fee of $1000 plus an additional fee of $25 for each certificate that is redeposited with the Transfer Agent.

C. ALLOCATION OF FEES. Transfer Agency fees paid under this Agreement shall be treated as an expense of the Company and shall be accrued and allocated pro rata each month to the Portfolios on the basis of their respective net assets at the end of the preceding month and paid monthly.





                                     C-2

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                                 APPENDIX D
                                 ----------

                      TO THE TRANSFER AGENCY AGREEMENT
                                   BETWEEN
          THE ARCH FUND, INC. AND THE WINSBURY SERVICE CORPORATION
          --------------------------------------------------------

                                   REPORTS
                                   -------

         I.      Daily Shareholder Activity Journal


         II.     Daily Portfolio Activity Summary Report

                 A.       Beginning Balance

                 B.       Dealer Transactions

                 C.       Shareholder Transactions

                 D.       Reinvested Dividends

                 E.       Exchanges

                 F.       Adjustments

                 G.       Ending Balance

         III.    Daily Wire and Check Registers


         IV.     Monthly Dealer Processing Reports


         V.      Monthly Dividend Reports


         VI.     Sales Data Reports for Blue Sky Registration


         VII. Annual report by independent auditors concerning the Transfer Agent's shareholder system and internal accounting control systems to be filed with the Securities and Exchange Commission pursuant to Rule 17Ad-13 of the Securities Exchange Act of 1934, as amended.





                                      D-1